U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

----------------------

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

--------------------------

CRYSTAL GRAPHITE CORPORATION

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA

N/A

(State or other jurisdiction of

(IRS Employer identification number)

 incorporation of organization)

Suite 1750 – 999 West Hastings St.

Vancouver, B.C., Canada V6C 2W2 (604) 681-3060

(Address, including postal code, and telephone number, including area code, of principal executive offices)

Crystal Graphite Corporation Stock Option Agreement

(Full Title of the Plan)

Gordon Sales

Copies of all communications to:

Crystal Graphite Corporation

Mike Shannon

Suite 1750 – 999 W. Hastings St.

Devlin Jensen

Vancouver, B.C., Canada V6C 2W2

555 West Hastings Street, Suite 2550

(604) 681-3060

Vancouver, BC V6B 4N5

(Name, Address and telephone number

(604) 684-2550

of Agent for Service)

CALCULATION OF REGISTRATION FEE

=========================================================================================

Title of securities  Amount to be  Proposed maximum      Proposed maximum

to be registered      registered       offering              aggregate

                                      price per               offering     Amount of

                                     share (1)                 price    Registration Fee

-----------------------------------------------------------------------------------------

Shares of Common     2,000,000        $0.55              $1,100,000.00       $139.26

Stock underlying

Stock options

-----------------------------------------------------------------------------------------

Total                2,000,000

  $0.55

         $1,100,000.00       $139.26 (2)

=========================================================================================

(1)

The Registrant granted 2,000,000 stock options to an eligible person at an exercise price of $0.55 USD per share.  The exercise price was determined by the Board of Directors of the Registrant and set contractually.  Pursuant to Rule 457(h)(1), the registration fee was calculated on the basis of these figures.

(2)

Previously paid by electronic transfer.

TABLE OF CONTENTS

Part II:

Item 3:

Incorporation of Documents by Reference.........................3

Item 4:

Description of Securities.......................................3

Item 5:

Interests of Named Experts and Counsel..........................3

Item 6:

Indemnification of Officers and Directors.......................4

Item 7:

Exemption from Registration claimed.............................6

Item 8:

Exhibits........................................................6

Item 9:

Undertakings....................................................7

Signatures..................................................................8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the “Commission”) by Crystal Graphite Corporation, a British Columbia company (the “Company”), are incorporated herein by reference:

(1) The Company’s latest Annual Report on Form 20-F filed with the Commission on March 2, 2004, pursuant to Section 13 or 15(d) of the Exchange Act, that contains audited financial statements for the Company’s latest fiscal year for which statements have been filed;

(2) The description of the Company’s securities contained in its registration statement on Form 20-F, as amended, filed on April 1, 1999, under the Exchange Act;

(3) The Company’s Form 6-K filed with the Commission on June 1, 2004, pursuant to Rule 13a-16 or 15d-16 of the Exchange Act that contains the unaudited financial statements for the first quarter ended November 30, 2003;

(4) The Company’s Form 6-K filed with the Commission on June 1, 2004, pursuant to Rule 13a-16 or 15d-16 of the Exchange Act that contains the unaudited financial statements for the second quarter ended February 29, 2004; and

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

Not applicable

Item 5. INTERESTS OF NAMED EXPERTS OR COUNSEL

Not Applicable

Item 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

The applicable laws of the Province of British Columbia and the Company’s Articles of Association permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act.

Under section 128(1) of the Company Act (British Columbia) (the “Company Act”), a company, with the approval of the court, may indemnify a person who is a director or former director of the company or is a director or former director of a corporation of which the company is or was a shareholder, and the person’s heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director, and (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person’s conduct was lawful.

Under Section 128(2) of the Company Act, the court, on application of a company, director or a former director, may make an order approving an indemnity under this section, and the court may make any further order it considers appropriate.

Under Section 128(3) of the Company Act, on an application under subsection (2), the court may order notice to be given to any interested person.

Under Section 128(4) of the Company Act, a company may purchase and maintain insurance for the benefit of a person referred to in this section against any liability incurred by the person as a director or officer.  (Currently, the Company does not have such an insurance policy).

Under Section 128(5) of the Company Act, subsections (1) to (3) apply to officers or former officers of a company or of a corporation of which the company is or was a shareholder.

Part 19 of the Company’s Articles of Association also contains provisions providing for the indemnification of directors and officers of the Company as follows:

“19.1

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by the Company or by a corporation or other legal entity or enterprise as hereinafter mentioned and whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that the Company shall not be bound to indemnify any such person, other than a director, officer or an employee of the Company who shall have notice of this Article and to have contracted with the Company in the terms hereof solely by virtue of his acceptance of such office or employment, if in acting as agent for the Company or as a director, officer, employee or agent of another corporation or other legal entity or enterprise as aforesaid, he does so by written request of the Company containing an express reference to this Article; and provided further that no indemnification of a director or former director of the Company, or director or former director of a corporation in which the Company is or was a shareholder, shall be made except to the extent approved by the Court pursuant to the

Companies Act or any other statute.  The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

19.2

The Company shall indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, wilful act or default or fraud by such person in any of which events the Company shall only indemnify such person if the directors, in their absolute discretion, so decide or the Company by ordinary resolution shall so direct.

19.3

The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitles under any other Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person.  The indemnification provided by this Article shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law.  Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

19.4

The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.

19.5

Subject to the Companies Act, no director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order or the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own wilful act or default, negligence, breach of trust or breach of duty.

19.6

Directors may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the auditor of the Company and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

19.7

The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.”

The Company has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present, there is no pending litigation or proceeding involving a director or executive officer of the Company as to which indemnification is being sought.

Item 7 - EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

Item 8 - EXHIBITS

(A)

EXHIBITS

EXHIBIT

DESCRIPTION

-------

-----------

5.1

Legal opinion of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations.

23.1

Consent of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations (included in the opinion filed as Exhibit 5.1 hereto).

23.2

Consent of Staley, Okada & Partners, Chartered Accountants.

99.1

Form of Stock Option Agreement between the Company and Brian Wear.

Item 9 - UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

(2)

That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 10th day of June, 2004.

CRYSTAL GRAPHITE CORPORATION

By:

/s/ Gordon Sales

By:

/s/ Bernie Zacharias

-------------------------

------------------------

Gordon Sales, President, CEO

Bernie Zacharias, CFO

and a Director

Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gordon Sales

Dated June 10, 2004

- ------------------------------------------------

Gordon Sales, President, CEO and a Director

/s/ Bernie Zacharias

Dated: June 10, 2004

- ------------------------------------------------

Bernie Zacharias, Chief Financial Officer

/s/ Richard Ivy

Dated: June 10, 2004

- ------------------------------------------------

Richard Ivy, Director

/s/ Geoffrey Caine

Dated: June 10, 2004

- ------------------------------------------------

Geoffrey Caine, Director

/s/ Brian Wear

Dated: June 10, 2004

- ------------------------------------------------

Brian Wear, Vice-President, COO and a Director

/s/ Alexander Cox

Dated: June 10, 2004

- ------------------------------------------------

Alexander Cox, Director

INDEX TO EXHIBITS

EXHIBIT

DESCRIPTION

-------

-----------

5.1

Legal opinion of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations

23.1

Consent of Devlin Jensen, Barristers & Solicitors, Association of Law Corporations (included in the opinion filed as Exhibit 5.1 hereto).

23.2

Consent of Staley, Okada & Partners, Chartered Accountants.

99.1

Stock Option Agreement between the Company and Brian Wear.

</TEXT>

</DOCUMENT>

<DOCUMENT>

<TYPE>EX-5.1

<SEQUENCE>2

<DESCRIPTION>OPINION

<TEXT>

Exhibit 5.1

Devlin Jensen

Barristers & Solicitors

Suite 2550

555 West Hastings Street

Vancouver, British Columbia

Canada  V6B 4N5

Telephone (604) 684-2550

Telecopier (604) 684-0916

June 15, 2004

Crystal Graphite Corporation

#1790 – 999 W. Hastings Street

Vancouver, B.C.

Canada  V6C 2W2

Gentlemen:

In connection with the Registration Statement on Form S-8 being filed by Crystal Graphite Corporation (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 2,000,000 shares of the Company’s Common Stock to be offered under the Company’s Stock Option Agreement with Brian Wear (the “Agreement”) we are of the opinion that:

1.

The Company is a corporation duly organized and validly existing under the laws of the Province of British Columbia, Canada;

2.

All necessary corporate action has been taken to authorize the entering into of the Agreement and to authorize the issuance of up to 2,000,000 shares of the Company’s Common Stock under the Agreement; and

3.

The up to 2,000,000 shares of the Company’s Common Stock, which are presently issuable upon the exercise of the issued and outstanding 2,000,000 stock options to acquire shares of the Company’s Common Stock under the Agreement, will be, upon issuance by the Company, legally issued, fully paid and non-assessable shares of Common Stock of the Company upon the receipt by the Company of full payment for such stock option shares of Common Stock in accordance with the terms of the Agreement with the Company.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.

Very truly yours,

DEVLIN JENSEN

Per:

/s/ Mike Shannon

MIKE SHANNON

</TEXT>

</DOCUMENT>

<DOCUMENT>

<TYPE>EX-23.2

<SEQUENCE>3

<DESCRIPTION>CONSENT OF Staley, Okada & Partners, Chartered Accountants

<TEXT>

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-8, pertaining to the Stock Option Agreements of Crystal Graphite Corporation, of our report dated December 5, 2003, in respect to our audits of the consolidated financial statements of that company as at August 31, 2003 and 2002 and for each of the years in the three year period ended August 31, 2003, which report was included in the company’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 2, 2004.

/s/ Staley, Okada & Partners

Staley, Okada & Partners

Chartered Accountants

Langley, B.C.

June 11, 2004

</TEXT>

</DOCUMENT>

<DOCUMENT>

<TYPE>EX-99.1

<SEQUENCE>4

<DESCRIPTION>STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND BRIAN WEAR

<TEXT>

CRYSTAL GRAPHITE CORPORATION

OPTION AGREEMENT - 2003 EDITION

THIS OPTION AGREEMENT (the “Agreement”) is entered into effective as of the 28th day of April, 2004 (the “Date of Grant”), by and between CRYSTAL GRAPHITE CORPORATION (the “Company”), and BRIAN WEAR (the Optionee”).

WHEREAS:

A.

The Company desires, by affording the Optionee an opportunity for investment in its common shares by the terms of this Agreement, to further the objectives of the Company by providing an incentive to the Optionee to continue the Optionee’s services to the Company and to increase Optionee efforts on behalf of the Company.

NOW THEREFORE THE PARTIES, in consideration of the mutual covenants herein set forth, which are accepted as full and adequate consideration, agree as follows:

1.

Option Plan Incorporation.

The Optionee acknowledges that the terms of any option plan (referred to as the “Plan”), whether in effect now or subsequently, approved by the board of directors from time-to-time shall be incorporated herein by reference as terms of this Agreement and that the same shall be binding upon the Optionee but that in the event of any contradiction between this Agreement and the Plan, this Agreement shall prevail.

2.

Option Grant and Price.

Upon the terms and subject to the conditions hereof, the Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for services which shall be separately contracted, the right and option (the “Option”) to purchase up to an aggregate of 2,000,000 Shares (the “Optioned Shares”) of the Company’s common shares.

This Agreement and the Option shall commence and be vested effective the Date of Grant and subject to the continuance in good standing of this Agreement and any agreement for services with the Company.  The Company hereby grants to the Optionee the right and option to purchase the Optioned Shares during the Option Period (as below defined) and while this Agreement is in good standing for a price of $0.74CDN (the “Option Price”) per Optioned Share.

3.

Terms of Exercise.

a.

Vesting and Expiry of Option:

The Option vests on the Date of Grant and may be exercised, in whole or in part, at any time, and from time to time, on or before the fifth anniversary of the Date of Grant (the “Option Period”), which shall conclusively be deemed to terminate at 4:00 P.M. Vancouver time on April 28, 2009.

b.

Notice and Form of Exercise:

The Option may be exercised by the Optionee by providing to the Company written notice specifying the number of Optioned Shares which are being purchased together with payment of the Option Price.  Such notice shall be in a form satisfactory to the Company.  The exercise of the relevant portion of the Option will be deemed effective upon receipt of such notice, subject to the timely delivery to the Company of the Option Price and no shares shall be issued except upon delivery of such Option Price and subject to further terms and comforts as hereafter set forth.  The purchase of such Stock will take place at the principal offices of the Company upon delivery of such notice.  A properly executed certificate or certificates representing the purchased Option Shares will be issued by the Company and delivered to the Optionee within a reasonable time thereafter.  The exercise price may be paid by any of the following methods or any combination of the following methods:

(i) in cash or by cashier’s check, certified cheque, or other acceptable banker’s note payable to the order of the Company;

(ii) by net exercise notice whereby the Optionee may deliver shares of the Company or authorize the return to Company, and deduction from the Optionee’s Option, of sufficient Optioned Shares whose net value (closing market value of Company shares on the day of notice less Option exercise price) is sufficient to pay the Option Price of the Optioned Shares exercised;

(iii) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions (referred to in the industry as ‘delivery against payment’) to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Optioned Shares or of a loan from the broker to the Optionee necessary to pay the exercise price; or

(iv) such other method as the Optionee and the Company may determine as adequate including delivery of securities acceptable to the Company (including again securities of the Company), set-off for wages or invoices due, property, or other adequate value, including secured (whether by promissory note or otherwise) deferred terms of payment.

c.

Withholding:

The Company may withhold the issuance of the Optioned Shares until the Optionee provides the Company with acceptable consideration equal to the federal, provincial, or state income taxes, if any, that the Company is required to withhold in connection with the exercise of the Option.

d.

Subsequent Tax Liability:

Any federal, provincial or state income tax liability resulting from the exercise or disposition of the Optioned Shares purchased pursuant to the Option will be the sole responsibility of the Optionee.

e.

Issuance of Exercised Shares:

   Within a reasonable time from the date of receipt by the Company of the foregoing notice and all required payments and other documentation, a certificate or certificates for the exercised Optioned Shares will be issued by the Company, with such restrictive legends as counsel to the Company may require as a matter of law. All shares issued as provided herein will be fully paid and non-assessable.

4.

Shareholder Rights of Optionee.

The Optionee will have none of the rights of a shareholder with respect to any Optioned Shares until shares are issued to such Optionee upon the exercise of the Option.

5.

Transferability.

This Option and the Optioned Shares prior to exercise (and after then only in compliance with law) are not transferable except as permitted by this Agreement and by approval of two uninterested senior officers, who may decline to consider, or the board of directors.  A request to consider a transfer shall be given to the Company in writing and specify the reasons for transfer request and, if consideration is by the board, the board shall not be required to consider the request until its next regularly scheduled meeting or such other meeting as it may determine. In all cases the assignee shall take assignment subject to the terms of the Option, subject to the Optionee being and remaining in good standing in the Optionee’s engagement to the Company (unless the engagement is also assigned with the Company’s permission, then subject to the assignee being in good standing), subject to the Option being and remaining in good standing and subject to the assignee accepting all risk of loss of the Option assigned and the Company may require waiver of liability of the Company from the assignee for any losses or risks of the assignee in accepting the assignment.  Subject to the foregoing and legal advice and without fettering the discretion of the officers or the board, and the Optionee (and any assignee) holds the board and officers harmless from all claims arising from the decision regardless of the reason, the board may consider lawful requests for transfer of some or all of the Option and/or unexercised Optioned Shares in the following circumstances

(i)

for estate or family or tax planning purposes;

(ii)

to an assignee, lender, bank, brokerage firm, receiver or other party lawfully permitted (pursuant to securities or other laws) to accept an assignment and subject to such comforts, including the above enumerated and the board’s subjective comfort that the assignee is an appropriate assignee (which shall include their consideration as to the maturity, riskiness, personality and other matters of the assignee for which the board or Company shall bear no fault for any conclusions), and such comforts as the Company may require to hold the Company harmless from any claims;

(iii)

to any sub-contractors or employees or officers or directors of the Optionee, particularly such as are engaged by the Optionee in providing services to the Company; and/or

(iv)

to any persons who are replacing or superceding the Optionee to perform the Optionee’s engagement with the Company or any other engagement acceptable to the Company.

Without fettering the officers’ or board’s discretion, the Company is unlikely to consider a transfer of any interest in the Option or the Optioned Shares if the acquirer(s) is a competitor of the Company or in conflict with the Company, the acquirer(s) is a person of ill-repute, or the acquirer(s), after request, has not entered into the forms of comfort and waivers suggested by Company counsel and which forms are not negotiable except at the unfettered discretion of the Company.

6.

Securities Laws Requirements.

No Optioned Shares shall be released if in the opinion of the Company’s counsel, any applicable registration requirements of any applicable securities act or regulations (the “Securities Act”), any applicable listing requirements of any securities exchange on which stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such Optioned Shares require compliance and the Optioned Shares releasable shall be released only on such compliance.  By accepting this Option Agreement and as a deemed and implied term of any notice of Option exercise (whether by the Optionee or any acceptable assignee) the Optionee (or acceptable assignee) acknowledges, represents, warrants and agrees as follows:

(a)

all Optioned Shares shall be acquired solely for the account of the Optionee for investment purposes only and with no view to their resale or other distribution of any kind except in accordance with law;

(b)

no Optioned Shares shall be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state or provincial securities laws; and

(c)

if the Optionee is subject to reporting requirements or resale restrictions under any Securities Act, he shall comply therewith and the full burden shall be on the Optionee to comply and be aware of, inter alia:

(i)

that the grant of the Option to purchase Optioned Shares is an event that may require reporting; and

(ii)

that any sale or other disposition by the Optionee may require, in addition to any restrictions imposed by the constating documents of the Company or by the Board of Directors, specific exemptions from prospectus requirements or, failing such, a prospectus.

The certificates representing the Optioned Shares purchased shall be impressed with such notice of restriction as to disposition as counsel may advise and the Company shall not recognize any transfer of the shares on its books unless it is satisfied that no violation of such restrictions will or have occurred and that any transfer has been effected in compliance with any corporate or securities law requirements and restrictions. To that effect the Company may require the Optionee, as a condition to issuing such shares, to execute such covenants and certificates, containing such agreements and representations, as the Company deems appropriate to establish the availability of exemptions from U.S. and Canadian federal and applicable state and provincial securities laws and otherwise to effect or establish such compliance. The Company will not have any liability with respect to any failure to issue shares as a result of the provisions of this paragraph.  The Company shall have no requirement to qualify shares for issuance or re-sale.  However, at such time as the Company is qualifying other options of the Company it shall include the Option of the Optionee if available to the Optionee under the laws of the domicile of the Optionee and such domicile does not have additional restrictions which would impose additional cost or give rise to new reporting requirements of the Company.

The Optionee accordingly acknowledges that the shares may not be or are not being qualified in the jurisdiction of the Optionee and, if not qualified, that any share certificate will have trading restriction notices imprinted on the face thereof in accordance with the laws applicable.

7.

Exercise After Termination of Engagement, Death, or Disability.

(i)

Termination.   If the Optionee’s engagement or office with the Company is terminated within the Option Period for cause, as determined by the Company in its sole discretion, or if the Optionee resigns without agreed notice and agreed termination terms, the Option will be void for all purposes immediately upon notice of termination or resignation (or constructive resignation commencing the first day the Optionee is absent without permission of the Company), as the case may be, unless otherwise agreed by the Company.  As used in this Section, “cause” means a reasonably unacceptable violation, as determined by the Company, of the Company’s established policies and procedures or of the terms of an Optionee’s terms of employment or, if not specified in writing, then in accordance with industry standard.  If the Optionee is terminated for another reason, not contemplated in this paragraph, then the Option shall be exercisable, as to the vested portion only on the date of termination, for a period of 30 days after termination, except as otherwise permitted by the Company, in its absolute unfettered discretion.  The effect of this Section will be limited to determining the consequences of a termination of the Option and nothing in this Section will restrict or otherwise interfere with the Company’s discretion with respect to the termination of any employee in accordance with such person’s employment agreement.

(ii)

Death or Disability.   If the Optionee’s employment with the Company is terminated within the Option Period because of the Optionee’s death or long term disability the Option will remain exercisable, to the extent that it was vested and exercisable on the date of the Optionee’s death or disability, for a period of six months after such date; provided, however, that in no event may the Option be exercised after the expiration of the Option Period.

(iii)

Non-Employees or non-Office Holders.   For all purposes under this Section, an Optionee who is not an employee or office holder of the Company will be considered to have a termination at the conclusion of the relevant contract or upon notice by the Company of termination for default or breach of agreement.  If the contract is terminated for breach or default then the Option shall terminate immediately.  Otherwise the Option shall terminate 30 days after termination of engagement but not to exceed the Option Period.

8.

No Right of Continued Service.

Nothing in this Agreement or in the Plan will confer on the Optionee any right to continue as an employee, director, officer, or consultant of the Company.

9.

Board’s Determination Binding.

A determination by the officers or Board of Directors of the Company as to any question that may arise with respect to the interpretation of the provisions of this Option Agreement or the Plan will be final and binding on the Optionee and they and the Company are held harmless for all purposes by the Optionee.

10.

Counsel.

Each party acknowledges it has had the opportunity to obtain separate counsel of choice.  The Optionee expressly acknowledges and the Company expressly states that the Company, and its counsel Devlin Jensen, are not giving any advices of any kind (and any discussions are only negotiation discussions and comments are given for information exchange only and not for reliance) including not giving general legal, securities or tax advice to the Optionee with respect to this Agreement, the grant or exercise of the Option or to any disposition of the Optioned Shares (and the Optionee acknowledges that the tax effects and securities issues may be substantial and the Optionee should acquire counsel to consider those).  The Optionee acknowledges and accepts this disclaimer and agrees that any pleading contrary and any allegation of reliance is malice and bad faith.  The Optionee acknowledges that the Optionee is a mature person with reasonable knowledge and capability to make sound choices and to understand the consequences of the Optionee’s acts and decisions and to know when to take separate counsel and that the Optionee is advised hereby by the Company and its counsel to take separate legal counsel.

11.

Indemnification.

Each party hereby indemnifies and agrees to hold harmless the other party from any liability, cost or expense arising from or related to any act or failure to act of such party which is in violation of this Agreement and the Plan.

12.

Governing Law.

This Agreement will be constructed and enforced exclusively in accordance with the laws of the Province of British Columbia.

13.

No Waiver.

No waiver of any default under this Agreement will be considered valid unless in writing and no such waiver will be deemed a waiver of any subsequent default of the same or similar nature.

14.

Amendment and Conflict.

In the event of any conflict between the terms of this Option Agreement and a Plan the terms of this Agreement shall prevail unless the language herein expressly gives priority to the Plan in which case the terms of the Plan shall prevail.  In the event of any conflict between the terms of this Agreement and any engagement agreement the terms of the engagement agreement shall prevail. This Agreement may be amended only by a written instrument signed by both parties to this Agreement.

15.

Binding Effect.

This Agreement is binding upon and will enure to the benefit of the parties and their respective personal representatives and permitted successors and assigns.

16.

Notices.

All notices will be sent to the Company, c/o Corporate Secretary, at Suite 1750, 999 West Hastings Street, Vancouver, BC and to the Optionee at the address set forth below its signature, or to such other addresses as the parties may notify in writing.  In the case of the Company, if the Company has changed corporate offices and has made public use of the same (whether by appending the new address in shareholder communication or in press releases) then the Optionee shall be deemed to have received notice of such change the fifth day following the first public use of such new address.  All notices shall be actually delivered on the Company and all notices shall be deemed received the day following delivery on the proper address.

IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Option Agreement as of the day and year first above written.

CRYSTAL GRAPHITE CORPORATION

By: ___/s/ Gordon Sales____

Authorized Signatory

OPTIONEE:  Optionee specifically acknowledges that Optionee has read the above agreement in full, comprehends the same, acknowledges the counsel caution of section 10 above and has sought its own counsel and has not relied upon the Company or its counsel for advice.

BRIAN WEAR

By:

/s/ Brian Wear

Brian Wear

</TEXT>

</DOCUMENT>

</SEC-DOCUMENT>